UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    January 10, 2013

Service Team Inc.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-178210 (Commission File Number)	61-1653214 (IRS Employer Identification Number)

#7121 Engineer Road, San Diego, California 92111
Address of principal executive offices)

(855) 830-8111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non Reliance on Previously Issued Financial Statements or a Related Audit Report or a Completed Interim Review

On January 10, 2013, the Board of Directors concluded that the Company’s financial statements for the fiscal year ended August 31, 2012 should not be relied upon due to our offer of rescission to certain private placement shareholders of their private placement purchases.  These private placements of our shares after the initial filing date of our S-1 Registration (11/27/11) placed the legal basis for offering the private placement shares into question.  Our rescission offer covers twenty five shareholders for a total of 541,000 shares originally sold for $54,100.  As a result will reduce our paid in capital by the amount of the rescission offered and record a contingent liability for the rescission for the same amount.

The board of directors has discussed the disclosure of this matter with the Company’s independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

January 10, 2013	Service Team, Inc.

/s/ Carlos Arreola
Carlos Arreola, President